                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                   JURISDICTION OF
NAME                                                                INCORPORATION
----                                                               ---------------
Priority Fulfillment Services, Inc.                                    Delaware
Priority Fulfillment Services of Canada, Inc                            Canada
Priority Fulfillment Services Europe BV                              Netherlands
PFSM, LLC                                                              Delaware